UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

 (Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRTD	The NASDAQ Stock Market LLC
Common Stock Purchase Warrants	CRTDW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 24, 2020, Creatd, Inc. (the “Company”) received a letter (the “Letter”) from the staff of The Nasdaq Capital Market (the “Exchange”) stating that based on the Company’s financial statements at September 30, 2020 the Company is not in compliance with the Exchange’s continued listing requirements, as set forth in Nasdaq Listing Rule 5550(b)(1), which requires that a company’s stockholders’ equity be $2.5 million or more (the “Stockholders’ Equity Requirement”).

As of September 30, 2020, the Company had a stockholders’ equity of approximately $2,402,394. In reaching this determination the Exchange also considered whether the Company met the alternatives of market value of listed securities or net income from continuing operations and the Exchange determined that the Company does not meet either alternative.

The Letter informed the Company that it may present a plan with respect to this deficiency to the Exchange in writing by no later than December 8, 2020 (the “Response Deadline”). Pursuant to the Exchange’s discretionary authority as set forth in Nasdaq Listing Rule 5101, the Exchange has set the Response Deadline to provide for a response period that is shorter than the 45 calendar days normally afforded by the Exchange.

The Company is preparing its plan, which will be submitted to the Exchange describing the actions the Company is considering taking to regain compliance with the Stockholders’ Equity Requirement (the “Plan”). The Company has also been advised that if the Plan is accepted, the Exchange can grant an extension of up to 180 calendar days from the date of the Letter. There can be no guarantee, however, that the Company will be able to regain compliance with the continued listing requirement of Nasdaq Marketplace Rule 5550(b)(1) or that the Exchange will accept the Plan.

The Letter has no immediate impact on the listing of the Company’s common stock or warrants, which will continue to be listed and traded on the Exchange, subject to the Company’s compliance with other continued listing requirements. The Company’s receipt of such notification from the Exchange does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Date: November 25, 2020	By:	/s/ Jeremy Frommer
Name: Jeremy Frommer
Title: Chief Executive Officer